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                                                                    Exhibit 10.8

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                           REVOLVING CREDIT, TERM LOAN

                                       AND

                               SECURITY AGREEMENT


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                          PNC BANK NATIONAL ASSOCIATION
                            (AS LENDER AND AS AGENT)

                                       AND

                    THE SEVERAL OTHER LENDERS PARTIES HERETO


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                                      WITH

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                          CENTURION INTERNATIONAL, INC.
                                   (BORROWER)


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                                DECEMBER 30, 1998
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                           REVOLVING CREDIT, TERM LOAN
                                       AND
                               SECURITY AGREEMENT


                  Revolving Credit, Term Loan and Security Agreement dated December 30, 1998 among CENTURION INTERNATIONAL, INC., a corporation organized under the laws of the State of Nebraska ("Centurion"), the undersigned financial institutions and the various financial institutions which in accordance with the terms and provisions of Section 15.3(c) become Purchasing Lenders (collectively, the "Lenders" and individually a "Lender") and PNC BANK NATIONAL ASSOCIATION "PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                  IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

                                 I. DEFINITIONS.

         1.1 Accounting Terms. As used in this Agreement, the Notes, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement, and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

         1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Advances" shall mean and include the Revolving Advances, the Term Loan and the Equipment Loans.

                  "Advance Rates" shall mean the respective percentages applicable to Eligible Accounts Receivable, Eligible Inventory consisting of antennas and Eligible Inventory consisting of batteries referred to in the definition of Formula Amount, as the same may be adjusted from time to time in accordance with Section 2.1(b).

                  "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 5% or more of the interests having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the preamble to this Agreement and any successor Agent appointed in accordance with Section 14.3.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                  "Alternate Base Rate Loans " shall mean Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

                  "Authority" shall have the meaning set forth in Section
4.19(d).

                  "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing certain loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

                  "Blocked Account" shall mean the commercial depository account with Processor established by Borrower as provided in the Blocked Account Agreement, or such other account maintained with the consent of Agent from time to time by Borrower for the collection of Receivables and the cash proceeds of the Collateral as required by Section 4.15(h).

                  "Blocked Account Agreement" shall mean the Blocked Account Agreement, dated as of the Closing Date, among Agent, Borrower and Processor, in substantially the form attached hereto as Exhibit 4.15(h), together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "Borrower" shall mean Centurion and all its permitted successors and assigns.

                  "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit A hereto.

                  "Borrower's Account" shall have the meaning set forth in
Section 2.8.

                  "Business Day" shall mean (a) any day other than a day on which commercial banks in New York are authorized or required by law to close and (b) when used with respect to or in connection with Eurodollar Loans, which is also a day on which dealings in Dollars are carried on between banks in the London interbank Eurodollar market.

                  "Centurion China" shall mean Centurion Electronics Ltd. (Shanjia), a company organized under the laws of China.

                  "Centurion Trading" shall mean Centurion International Trading Co., Inc., a company organized under the laws of the U.S. Virgin Islands.

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                  "CERCLA" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, 42 U.S.C. S Section 9601 et seq.

                  "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower to a Person who is not the Majority Stockholder or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower (other than a merger permitted by Section 15.17 hereof). For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the interests having ordinary voting power for the election of directors of Borrower or (y) to elect a majority of the members of the board of directors of Borrower by contract or otherwise.

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Subsidiaries.

                  "Closing Date" shall mean December 31, 1998 or such other date as may be agreed to by the parties hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include:

                  (a) all Receivables;

                  (b) all Equipment;

                  (c) all General Intangibles;

                  (d) all Inventory;

                  (e) all Real Property;

                  (f) all of Borrower's right, title and interest in and to (i) its goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an

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unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by Borrower, all real and personal property of third patties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and
(vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto, or under any other agreement between Agent and Borrower;

                  (g) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d), (e) or (f) of this Definition; and

                  (h) all proceeds and products of (a), (b), (c), (d), (e), (f) and (g) of this Definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  Collateral shall not include assets of any foreign Subsidiaries, any equity securities of Centurion China and Centurion Trading, and more than 65% of each class or type of equity securities of any other foreign Subsidiary.

                  "Commitment Date" shall mean the date on which Agent has received commitments from Lenders to fund an aggregate of $47,000,000 of Advances.

                  "Commitment Percentage" of any Lender shall mean the percentage set f below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c).

                  "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3, hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic

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or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "Contract Rate" shall have the meaning set forth in Section
3.1.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

                  "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrower and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate to Borrower, unless such Indebtedness arose in connection with the sale of goods or rendering of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of Borrower, or (c) the cash surrender value of any life insurance policy.

                  "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of Borrower payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of Borrower (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

                  "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

                  "Deed of Trust" shall mean the deed of trust on the Real Property securing the Obligations, in substantially the form attached hereto as
Exhibit 8.1(p) together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

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                  "Default Rate" shall have the meaning set forth in Section
3.1.

                  "Depository Accounts" shall have the meaning set forth in
Section 4.15(h).

                  "Documents" shall have the meaning set forth in Section
8.1(c).

                  "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) Borrower's and its consolidated Subsidiaries' net income for such period, (ii) all cash interest expense of Borrower and its consolidated Subsidiaries for such period (other than interest on the Holdback Notes), and
(iii) all charges against Borrower's and its consolidated Subsidiaries' income for such period for federal, state and local taxes based on such income minus
(iv) extraordinary gains plus (v) extraordinary losses.

                  "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period, (ii) depreciation expenses of Borrower and its consolidated Subsidiaries for such period and (iii) amortization expenses of Borrower and its consolidated Subsidiaries for such period.

                  "Eligible Inventory" shall mean and include Inventory consisting of antennas or batteries, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's reasonable opinion, obsolete, slow moving or unmerchantable and which Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Eligible Inventory shall not include sub-assemblies.

                  "Eligible Receivables" shall mean each Receivable unless Agent, in its reasonable credit judgment, shall deem such Receivable not to be an Eligible Receivable, based on such considerations as Agent may in its reasonable discretion from time to time deem appropriate. In addition, a Receivable shall be deemed not to be an Eligible Receivable if:

                  (a) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower,

                  (b) it is due or unpaid more than (i) ninety (90) days after the original due date or (ii) one hundred twenty (120) days after the original invoice date;

                  (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder,

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                  (d) any covenant, representation or warranty contained in this
Agreement with respect to such Receivable has been breached in any material respect;

                  (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

                  (f) the sale is to a Customer outside the continental United States of America or Canada (other than Customers that are, or are direct or indirect wholly-owned subsidiaries of, Motorola, Inc., Ericsson L.M. Telephone Company (Sweden) or Nokia Corp (Finland)), unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable discretion;

                  (g) it is not subject to a perfected, first priority, security interest in favor of Agent;

                  (h) it is not evidenced by an invoice or other documentary evidence satisfactory to Lenders;

                  (i) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (j) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. SubSection 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (k) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                  (l) the Receivables of the Customer exceed a credit limit determined by Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit;

                  (m) the Receivable is subject to any offset, deduction, defense, dispute, or

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counterclaim the Customer is also a creditor or supplier or the Receivable is contingent in any respect or for any reason;

                  (n) Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (o) shipment of the merchandise or the rendition of services has not been completed;

                  (p) any return, rejection or repossession of the merchandise has occurred;

                  (q) such Receivable is not payable to Borrower or any of its consolidated Subsidiaries, provided, that Receivables which are payable to any such consolidated Subsidiaries must comply with all other eligibility criteria set forth in the definition "Eligible Receivables" provided further, that Receivables payable to Centurion China need not comply with clause (g) so long as the applicable Customer is, or is a direct or indirect wholly-owned subsidiary of, Motorola, Inc., Ericsson L.M. Telephone Company (Sweden) or Nokia Corp. (Finland); or

                  (r) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                  "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d).

                  "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, worker health and safety, chemical use laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto, in each case as now in force or hereafter enacted or adopted, including without limitation CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) and RCRA.

                  "Equipment" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "Equipment Cost Verification" shall mean the equipment cost verifications delivered from time to time by Borrower to Agent reflecting the net cost (excluding taxes, freight, delivery, installation, overhead and other so called soft costs) of Equipment then to be purchased by Borrower with Equipment Loan proceeds in accordance with the provisions of Section 2.4(b), which

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Equipment Cost Verification shall be prepared by an officer of Borrower and shall be satisfactory in all respects to Agent.

                  "Equipment Loan" shall mean an Advance made pursuant to
Section 2.4(b).

                  "Equipment Notes" shall mean the promissory notes described in
Section 2.4(b).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Eurodollar Loans" means Advances the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telrate) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by PNC display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

                       Average of London interbank offered rates quoted by BBA as shown on
Eurodollar Rate   =    Dow Jones Markets Service display page 3750 or appropriate successor
                                         1.00 - Reserve Percentage

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                  "Excess Cash Flow" shall mean, with respect to any fiscal period, EBITDA for such period MM cash interest and scheduled cash principal payments on all Indebtedness for borrowed money for such period, minus permitted capital expenditures to the extent not financed for such period, minus income taxes paid for such period, minus permitted cash dividends on Series A Convertible Preferred Stock and Series B Redeemable Preferred Stock.

                  "Facility Fee Amount" shall have the meaning set forth in
Section 3.2.

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                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

                  "Fee Letter" shall mean the letter agreement dated December 30, 1998 between Borrower and Agent regarding certain fees payable to Agent.

                  "Fixed Charge Coverage Ratio" shall mean, with respect to any fiscal period, the ratio of (a) EBITDA for such period minus the sum of (i) capital expenditures for such period which are not financed and (ii) income and franchise taxes paid for such period to (b) Senior Debt and Fixed Charge Payments for such period.

                  "Foreign Exchange Contract" shall have the meaning set forth in Section 3.1C.

                  "Foreign Exchange Obligations" shall have the meaning set forth in Section 3.1C.

                  "Foreign Exchange Reserves" shall have the meaning set forth in Section 3.3C.

                  "Formula Amount" shall mean an amount equal to the sum of:

                  (i)      85% of Eligible Receivables, plus

                  (ii) the lesser of (A) the sum of (x) 60% of the Eligible Inventory consisting of antennas plus (y) 50% of Eligible Inventory consisting of batteries and (B) the lesser of (x) $10,000,000 prior to the Commitment Date and $11,500,000 on and after the Commitment Date and (y) an amount equal to 50% of Advances (other than the Term Loan and Equipment Loan), minus

                  (iii) such reserves as Agent may reasonably deem proper and necessary from time to time.

                  "Funded Debt" at a particular date, shall mean all Indebtedness of Borrower that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of Borrower, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation, including, without limitation, Indebtedness in respect of the Advances.

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                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claim computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity authorized to exercise the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d).

                  "Hazardous Substance" shall mean, without limitation, any flammable or explosive, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances as defined in the Environmental Laws.

                  "Hazardous Wastes" shall mean all hazardous waste materials subject to regulation under the Environmental Laws.

                  "Holdback Notes" shall mean the promissory notes in an aggregate principal amount of $3,000,000 issued by Borrower on April 18, 1997 to Kuck Investment Partners, L.P., Lance J. Kuck and Scott M. Kuck.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

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                  "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  "Initial Public Offering" shall mean the initial sale by the Borrower of its common stock in an offering registered under the Securities Act of 1933, as amended, other than an offering pursuant to a registration statement on Form S-8 or any similar form.

                  "Intellectual Property Security Agreement" shall mean the Copyright Patent and Trademark Security Agreement securing the Obligations, in substantially the form attached hereto as Exhibit 8.1 (n)-1 together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "Interest Expense" shall mean for any fiscal period of Borrower and its consolidated Subsidiaries, the amount which, on a consolidated basis in conformity with GAAP (but excluding the effect of any interest income for such fiscal period), would be deducted as interest expense (other than interest payable under the Holdback Notes) in any determination of net income of Borrower and its consolidated Subsidiaries for such fiscal period (including, without limitation, the interest component of payments made under capital leases).

                  "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan on the first Business Day of each calendar month occurring while such Alternate Base Rate Loan is outstanding, commencing on February 1, 1999 and
(b) as to any Eurodollar Loan, the last day of each Interest Period for such Loan.

                  "Interest Period" shall mean, with respect to any Eurodollar
Loan:

                           (i) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by Borrower by irrevocable notice to Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

                  provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Termination Date or beyond the date final payment is due on the Term Loan and the Equipment Loans shall end on the Termination Date or such date of final payment, as the case may be;

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, and

                           (4) Borrower shall select Interest Periods so as not
                  to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Inventory" shall mean all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lea , all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing than.

                  "Issuing Lender" means, in the case of any Letter of Credit, the Lender that shall have issued such Letter of Credit, in its capacity as the issuer thereof under Article III.

                  "Lender" and "Lenders" shall have the meaning ascribed to such term in the Preamble and shall include each Person which is a Purchasing Lender.

                  "Lending Office" shall mean, with respect to any Lender, the branch or branches from which any such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, or interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, provided to Agent from time to time in accordance, as the case may be, with Section 15.6.

                  "Letter of Credit" means any letter of credit issued or to be issued hereunder by Issuing Lender for the account of Borrower pursuant to
Article IIIA.

                  "Letter of Credit Cash Collateral" shall have the meaning ascribed to such term in Section 3.6A.

                  "Letter of Credit Cash Collateral Account" has the meaning specified in Section 3.6A.

                  "Letter of Credit Obligations" shall mean, as at any date of determination, the slim of the following amounts (without duplication): (i) with respect to any Letter of Credit issued for the purpose of purchasing Eligible Inventory consisting of batteries, 50% of the cost of such Eligible Inventory,
(ii) with respect to any Letter of Credit issued for the purpose of purchasing Eligible Inventory consisting of antennas, 400/6 of the cost of such Eligible Inventory, (iii) the cost of freight, taxes, duty and other amounts which Agent estimates must be paid in connection with the Inventory referred to in the preceding clauses (i) and (ii) upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States, (iv) with respect to any Letter of Credit issued for any other purpose, an amount equal to I W/O of the stated amount thereof and all other commitments and obligations made or incurred by Issuing Lender with respect thereto and (v) the aggregate amount of all Reimbursement Obligations.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, Hen (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Loan" shall mean either an Alternative Base Rate Loan or a Eurodollar Loan.

                  "Loan Year" shall mean each period Of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

                  "Majority Stockholder" shall mean collectively Cornerstone Equity Investors, IV, L.P. and Prudential Private Equity Investors, III, L.P.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial condition of Borrower or any of its Subsidiaries, (ii) Borrower's ability to pay the Obligations in accordance with the terms thereof, (iii) the Collateral or Agent's Liens on the Collateral or the priority of any such Lim or (iv) Agent's and Lenders' rights and remedies under this Agreement and the Other Documents.

                  "Maturity Date" shall have the meaning set forth in Section 13.1.

                  "Maximum Equipment Loan Amount" shall mean (x) from the Closing Date to the Commitment Date, $2,000,000 and (y) on the Commitment Date and thereafter, $4,000,000.

                  "Maximum Foreign Exchange Facility Amount" shall mean $2,000,000.

                  "Maximum Letter of Credit Stated Amount"shall mean $4,000,000.

                  "Maximum Loan Amount" shall mean (x) from the Closing Date to the Commitment Date, $42,000,000 and (y) on the Commitment Date and thereafter, $47,000,000, in each case less the aggregate amount of all repayments of the Term Loan and the Equipment Loans.

                  "Maximum Revolving Advance Amount" shall mean (x) from the Closing Date to the Commitment Date, $20,000,000 and (y) on the Commitment Date and thereafter, $23,000,000.

                  "Notes" shall mean, collectively, the Term Notes, the Equipment Notes and the Revolving Credit Notes.

                  "Obligations" shall mean and include Indebtedness, obligations and liabilities of Borrower to Agent (in such capacity and as Issuing Lender) and each Lender now existing or hereafter incurred, under or arising out of or in connection with the Advances, the Letters of Credit, the Foreign Exchange Contacts, this Agreement, or any of the Other Documents, whether for principal, interest, fees, expenses, indemnities or otherwise.

                  "Other Documents" shall mean the Blocked Account Agreement, the Deed of Trust, the Intellectual Property Security Agreement, the Notes, the Questionnaire, any and all stock pledge, security and other documents granting Agent additional Liens as security for the obligations as by Section 6.9 and 7.4, and any and all other agreements, instruments and documents, including, without limitation, guaranties, security agreements, pledges, powers of attorney, consents, and all other writings now or hereafter executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

                  "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (e) judgment Liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower, (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (g) Liens disclosed on Schedule 1.2 and
(h) Liens covering assets that are acquired by Borrower or any Subsidiary, to the extent such acquisition is otherwise permitted hereunder.

                  "Person" shall mean an individual, a partnership, a corporation, a business bust, a joint stock company, a bust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership, a governmental authority or any other entity of whatever nature.

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "PNC Collateral Account" shall have the meaning ascribed to such term in Section 4.15(j).

                  "Processor" shall mean Norwest Bank Nebraska, National Association, at which Borrower has established the Special Account pursuant to the Blocked Account Agreement, or such other bank reasonably satisfactory to Agent at which the Blocked Account shall be maintained from time to time in accordance with this Agreement.

                  "Pro Forma Balance Sheet" shall have the meaning set forth in
Section 5.5(a).

                  "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b).

                  "Projections" shall have the meaning set forth in Section 5.5(b).

                  "Purchasing Lender" shall have the meaning set forth in
Section 15.3(c).

                  "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrower and delivered to Agent.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean all of Borrower's right, title and interest in and to the premises located at 3425 North 44th Street, Lincoln, Nebraska.

                  "Receivables" shall mean and include all of Borrower's and its consolidated Subsidiaries' accounts, contract rights, instruments (including those evidencing indebtedness among Borrower and its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising in the ordinary course of Borrower's business out of or in connection with the sale of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lenders hereunder.

                  "Reimbursement Obligation" shall have the meaning set forth in
Section 3.3A.

                  "Release" shall have the meaning set forth in Section
5.7(c)(i).

                  "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

                  "Required Lenders" shall mean Lenders the Commitment Percentages of which aggregate at least sixty six percent (66%).

                  "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, and emergency reserve requirements) with respect to eurocurrency funding.

                  "Revolving Advances" shall mean Advances made other than the Term Loan or the Equipment Loans.

                  "Revolving Credit Notes" shall mean the promissory notes referred to in Section 2.1(a).

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) in the case of Revolving Advances and Equipment Loans made as Alternate Base Rate Loans, the sum of the Alternate Base Rate plus one-half of one percent (.50%) and (b) in the case of Revolving Advances and Equipment Loans made as Eurodollar Loans, the sum of the Eurodollar Rate plus two and one half percent (2.50%).

                  "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  "Senior Debt and Fixed Charge Payments" shall mean and include (without duplication) for any fiscal period the aggregate amount of cash actually expended by Borrower to pay (a) Interest Expense, (b) scheduled principal payments on the Term Loan and the Equipment Loans, (c) payments for all fees, commissions and charges set forth herein, including without limitation, with respect to all Advances, Letters of Credit and Foreign Exchange Contracts, but excluding any such fees paid on the Closing Date, and (d) cash dividend payments made by Borrower with respect to Borrower's preferred stock during such period other than dividend payments permitted by Section 2.12, to the extent permitted hereunder.

                  "Series A Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $.01 per share, of Borrower, authorized under the Restated Article of Incorporation of Borrower and in effect on the date hereof, issued by Borrower with an aggregate liquidation preference (excluding dividends) of $16,000,000.

                  "Series B Redeemable Preferred Stock" shall mean the Series B Redeemable Preferred Stock, par value S.01 per share, of Borrower, authorized under the Restated Articles of Incorporation of Borrower and in effect on the date hereof, issued by Borrower with an aggregate liquidation preference (excluding dividends) of $9,500,000.

                  "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "Subordinated Notes" shall mean the 12% Subordinated Notes Due April 18, 2004 issued by Borrower in the aggregate principal amount of $18,000,000.

                  "Subsidiary" shall mean as to any Person a corporation or other entity whose sham of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "Taxes" shall have the meaning set forth in Section 3.9.

                  "Term" means the period beginning on the Closing Date and ending on the first to occur of the Maturity Date or the Termination Date.

                  "Termination Date" shall have the meaning set forth in Section 13.1.

                  "Term Loan" shall mean the Advances made pursuant to Section 2.4(a).

                  "Term Loan Rate" shall mean an interest rate per annum equal to the sum of (a) in the case of the Term Loan made as Alternate Base Rate Loans, the Alternate Base Rate plus three-quarters of one percent (.75%) and (b) in the case of the Term Loan made as Eurodollar Loans, the sum of the Eurodollar Rate plus two and three-quarters percent (2.75%).

                  "Term Notes" shall mean the promissory notes described in
Section 2.4(a).

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of either Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (y) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Borrower or any member of the Controlled Group from a Multiemployer Plan.

                  "Tranche" shall mean Eurodollar Loans all of which have Interest Periods that begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee" shall have the meaning set forth in Section 15.3(b).

                  "Transactions" shall have the meaning set forth in Section 5.5(a).

                  "Type" shall mean, as to any Loan, its nature as an Alternative Base Rate Loan or a Eurodollar Loan.

                  "Undrawn Availability" shall mean, at any time, an amount equal to the lesser of (a) the Formula Amount or (b) the Maximum Revolving Advance Amount, in each case less the slim of the following amounts (without duplication) at such time: (i) the aggregate outstanding principal amount of all Revolving Advances, (ii) the aggregate amount of all Foreign Exchange Reserves and Foreign Exchange Obligations (iii) all amounts due and owing to Borrower's trade creditors which are outstanding more than sixty (60) days past the due date thereof, and (iv) with respect to clause (a) above, the aggregate amount of all Letter of Credit Obligations, and with respect to clause (b) above, the aggregate stated amount of all outstanding Letters of Credit and the aggregate amount of all outstanding Reimbursement Obligations.

                  "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

                  "Working Capital" shall mean, at any date, (a) Current Assets (excluding cash), less (b) Current Liabilities (other than the current portion of long-term Indebtedness of Borrower at such time, determined in accordance with GAAP).

         1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

         1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision, and all references herein to numbered Sections or Articles refer to Sections or Articles of this Agreement Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


                             II. ADVANCES, PAYMENTS.

         2.1 Revolving Advances. (a) Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of up to the lesser of (x) the Maximum Revolving Advance Amount and (y) the Formula Amount; provided, however, the Lenders shall not be required to make any Revolving Advance at any time to the extent that after giving effect to such Advance, Undrawn Availability would be less than zero. The Revolving Advances of each Lender shall be evidenced by secured promissory notes (each, a "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2. 1(a) and shall be secured by the Collateral.

                  (b) Discretionary Rights as to Advance Rates: Reserves. The Advance Rates may be increased (subject to Section 15.2(b)(ii)) or decreased, and the reserves referred to in clause (iii) of the definition of Formula Amount may be increased or decreased, by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or imposing or increasing such reserves may limit or restrict Advances requested by Borrower. Agent shall give Borrower prior written notice of its intention to decrease any of the Advance Rates or impose, increase or decrease any such reserves.

                  (c) Types of Revolving Advances. The Revolving Advances made pursuant to this Section 2.1 may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to Agent in accordance with Sections 2.2(a) and 2.14.

         2.2 (a) Procedure for Borrowings. Borrower shall give Agent irrevocable notice (which notice must be received by Agent prior to 10:00 AM on a Business Day, New York City time, three Business Days prior to the requested borrowing date, if all or any part of the Revolving Advances, Term Loan or Equipment Loans to which such notice relates are to be Eurodollar Loans, or prior to 12:00 noon, New York City time, on a Business Day that is the date of the requested borrowing, if all of the Revolving Advances, Term Loan or Equipment Loans to which such notice relates are to be Alternate Base Rate Loans; provided that, with respect to the Term Loan to be made on the Closing Date, the borrowing request therefor may, at the discretion of Agent, be delivered later than the times specified above), specifying (i) whether the borrowing to which such notice relates is to be a Revolving Advance, a Term Loan or an Equipment Loan, (ii) the amount to be borrowed, (iii) the requested borrowing date, (iv) whether the requested borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (v) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Loan and the initial Interest Period therefor. Each borrowing made as a Revolving Advance shall be in an amount equal to at least $100,000 (or, if the Undrawn Availability is less than $100,000, such lesser amount). Each borrowing made as an Equipment Loan shall be in an amount equal to at least $50,000.

                  (b) Deemed Requests for Revolving Advances. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other obligation, including, without limitation, any Reimbursement Obligation or Foreign Exchange Obligations as contemplated by Section 3.3A and
Section 3.1C, or amount remain unpaid within two (2) Business Days after the same amount became due, same shall be deemed a request for a Revolving Advance as of the date two (2) Business days after such payment became due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

         2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2 shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to Agent to be applied to the outstanding obligations giving rise to such deemed request.

         2.4 (a) Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrower in the sum equal to such Lender's Commitment Percentage of $20,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in consecutive monthly installments of $238,095 commencing on February 1, 1999 and on the first day of each month thereafter, with a final installment in an amount equal to the entire remaining outstanding balance thereof, payable on the last day of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement and to mandatory prepayments pursuant to Section

2.11. The Term Loan shall be evidenced by secured promissory notes (each, a "Term Note") in substantially the form attached hereto as Exhibit 2.4(a) and shall be secured by the Collateral.

                  (b) Equipment Loans. (i) Subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions of Section 8.2(e)), each Lender, severally and not jointly, shall, from time to time during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date make Advances to Borrower ("Equipment Loans") to finance Borrower's purchase of Equipment for use in Borrower's business based upon such Lender's Commitment Percentage of the requested Equipment Loan. All such Equipment Loans shall be in such amounts as are requested by Borrower, but in no event shall the amount of any Equipment Loan exceed eighty percent (80%) of the net cost (excluding taxes, freight, delivery, installation, overhead and other so called soft costs) of the Equipment then to be purchased by Borrower, nor shall the total amount of all Equipment Loans made hereunder exceed, in the aggregate, the Maximum Equipment Loan Amount. Once repaid, Equipment Loans may not be reborrowed.

                           (ii) Advances constituting Equipment Loans shall be
accumulated during each Loan Year. At the end of each Loan Year, the sum of all Equipment Loans made during such Loan Year shall amortize on the basis of an eighty-four (84) month schedule (each such monthly amount as determined with respect to any Loan Year, the "Amortization Amount"). Monthly principal payments will be determined for the Equipment Loans made during the first Loan Year and the amount of such monthly principal payments shall be increased upon completion of the subsequent Loan Year by the applicable Amortization Amount for each month with respect to the subsequent Loan Year. The Equipment Loans shall, with respect to principal, be payable in consecutive monthly installments based upon the amortization schedule set forth above, commencing January 1, 2000 and on the first day of each month thereafter, with a final installment in an amount equal to the entire remaining outstanding balance of all. Equipment Loans, payable on the Maturity Date, subject to (x) acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement, and (y) mandatory prepayments pursuant to Section 2.11. The Equipment Loans shall be evidenced by secured promissory notes (each, an "Equipment Note") in substantially the form attached hereto as Exhibit 2.4(b) and shall be secured by the Collateral.

                  (c) Types of Term Loan and & Equipment Loans. The Term Loan and the Equipment Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to Agent in accordance with Sections 2.2(a) and 2.14.

         2.5 Maximum Advances. The aggregate unpaid principal balance of Advances plus the stated amount of all Letters of Credit, all Reimbursement Obligations, the face amount of all Foreign Exchange Contracts and all Foreign Exchange Obligations outstanding at any time shall not exceed the Maximum Loan Amount Subject to the provisions of Section 2.1 (a) further limiting the availability of Revolving Advances, the aggregate unpaid principal balance of Revolving Advances plus the stated amount of all Letters of Credit, all Reimbursement Obligations, the face amount of all Foreign Exchange Contracts and all Foreign Exchange Obligations outstanding at any time shall not exceed the Maximum Revolving Advance Amount.

         2.6 Repayment of Advance.

                  (a) The Advances shall be due and payable in full on the Maturity Date subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4(a) and in the Term Note. The Equipment Loans shall be due and payable as provided in Section 2.4(b) and in the Equipment Note.

                  (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after receipt by Agent by wire transfer or electronic depository check of such payments. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest, fees and other amounts payable hereunder (including prepayments), or under any of the Other Documents shall be made without setoff or counterclaim and shall be made to Agent on behalf of Lenders, as appropriate, at the Payment Office not later than 1:00 PM (New York Time) on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.2(b). Payments on account of the Advances are also subject to the provisions of
Section 4.15(h) and the Blocked Account Agreement.

                  (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.7 Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.8 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.9 Additional Payments. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6. 1, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

         2.10 Manner of Borrowing and Payment.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the Commitment Percentages of Lenders. The Term Loan and Equipment Loan shall each be advanced according to the Commitment Percentages of Lenders.

                  (b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on a type of Advance shall be applied to the applicable type of Advance pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 PK New York time, in Dollars and in immediately available funds. Payments on account of the Revolving Advances are also subject to the provisions of
Section 4.15(h).

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.10(a) and (b), commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by Agent. On or before 1:00 PM, New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (1) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (11) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                           (ii) Each Lender shall be entitled to earn interest
at the Contract Rate on outstanding Advances which it has funded.

                           (iii) Promptly following each Settlement Date, Agent
shall submit to each Lender a certificate with respect to payments received and Advances made during the week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by setoff) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each other Lender provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum. then applicable to Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

                  (f) Each Lender may, at its option, make or maintain any Eurodollar Loan by causing a Lending Office of such Lender to make or maintain such Loan; provided, however, that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (g) In the event, and on each occasion, that on the date two Business Days prior to the commencement of any Interest Period for any Eurodollar Loan to be made or maintained by a Lender, such Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that dollar deposits in the unpaid principal amount of such Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Lender shall promptly give Borrower and Agent notice of such determination. For one Business Day after receipt of such notice, Borrower shall have the right to withdraw any request for a Eurodollar Loan pursuant to Section 2.2(a) by notice to Agent. If notice is not received from Borrower, such request shall be deemed to be a request for an Alternate Base Rate Loan and Agent shall notify the Lenders accordingly. After any notice of such a determination shall have been given by a Lender and until the circumstances giving rise to such notice no longer exist, each request to make, convert or maintain a Eurodollar Loan pursuant to Section 2.2(a) or
2.14 shall be deemed to be a request to make or convert into an Alternate Base Rate Loan. Each determination by a Lender hereunder shall be conclusive absent manifest error. Any Lender giving notice as described above shall notify Borrower and Agent at such time as the circumstances giving rise to such notice cease to exist.

         2.11 Mandatory and Optional Prepayments.

                  (a) Except as otherwise expressly provided in Section 4.3, when Borrower sells or otherwise disposes of any Collateral other than Inventory sold in the ordinary course of business, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale or other disposition (i.e., gross proceeds less the reasonable costs of such sale or other disposition), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds~ and until the date of payment such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the term and conditions hereof.

                  (b) Repayments under the foregoing paragraph (a) shall be applied first, to the outstanding principal installments on the Term Loan in the inverse order of the maturities thereof, second, to the outstanding aggregate principal installments of the Equipment Loans in the inverse order of the maturities thereof, and third, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

                  (c) Borrower shall prepay the outstanding amount of the Term Loan in an amount equal to 50% of Excess Cash Flow for each fiscal year commencing on or after January 1, 1999, payable no later than thirty (30) days following delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than one hundred and twenty (120) days after the end of each such fiscal year, which amount shall be applied to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof. In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrower shall make the prepayment required by this Section 2.11(c), subject to adjustment when the financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statements.

                  (d) At its option, Borrower may at any time and from time to time prepay in whole or in part the outstanding amount of the Advances without premium or penalty; provided, however, Borrower cannot terminate this Agreement except as provided in Article XIII hereof.

         2.12 Use of Proceeds. Borrower shall apply the proceeds of Advances to
(i) pay in full all outstanding obligations under Borrower's existing senior Indebtedness as of immediately prior to the Closing Date and the Indebtedness evidenced by the Subordinated Notes and the Holdback Notes (ii) pay fees and expenses related to consummating the transactions contemplated by this Agreement (including a transaction fee payable to Cornerstone Equity Investors, LLC in an amount not exceeding $ 1,000,000 in the aggregate, (iii) provide for permitted capital expenditure requirements and investments (including investments permitted by Section 7.4) (iv) provide for its working capital needs and (y) the payment of dividends on Borrower's preferred stock in an amount not exceeding $1,726,456 in the aggregate (such dividends to be payable only to the extent that, after giving effect to such payment, Borrower shall have Undrawn Availability of not less than $5,000,000).

         2.13 Defaulting Lender

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.13 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, solely for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.13, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.13 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

         2.14 Conversion and Continuation of Loans. (a) Subject to the limitations set forth in Section 2.14(b), Borrower may (i) continue any Eurodollar Loan or portion thereof into a subsequent Interest Period as a Eurodollar Loan, (ii) convert an Alternate Base Rate Loan or portion thereof into a Eurodollar Loan, or (iii) convert a Eurodollar Loan or portion thereof into an Alternate Base Rate Loan, in any such case, by giving irrevocable notice to Agent not later than 10:00 AM New York City time, three Business Days prior to the proposed date of continuation of or conversion into a Eurodollar Dollar Loan, or one Business Day prior to the proposed date of conversion into an Alternate Base Rate Loan. Such notice shall specify (A) whether a continuation or conversion is requested, (B) the Loan being continued or converted and (C) the Interest Period, if applicable. In the event that the Borrower shall not give notice to continue any Eurodollar Loan, such Loan (except to the extent repaid) shall automatically be converted into an Alternate Base Rate Loan at the expiration of the Interest Period in effect for such Loan.

                  (b) Borrower's right to continue or convert any Loan in accordance with Section 2.14(a) is subject to the following:

                           (i) with respect to the conversion to or continuation of Eurodollar Loans, no Default or Event of Default shall have occurred and be continuing at the time of such continuation or conversion;

                           (ii) each conversion shall be effected by the Lenders applying the proceeds of the new Loan to the Loan (or portion thereof) being converted;

                           (iii) if the new Loan made in respect of the conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of conversion;

                           (iv) a Eurodollar Loan may be converted only on the last day of the Interest Period applicable to such Loan, except conversion of a Eurodollar Loan to an Alternate Base Rate Loan to the extent required to be converted pursuant to Section 3.8;

                           (v) each request for a Eurodollar Loan or for a continuation thereof which shall fail to state the applicable Interest Period shall be deemed to be a request for an Interest Period of one month's duration;

                           (vi) no Term Loan or Equipment Loans may be converted into or continued as a Eurodollar Loan if after giving effect to such action the Interest Period applicable thereto shall extend beyond the date of payment of any installment of principal of the Term Loan or the Equipment Loans, as the case may be, unless there is a sufficient principal amount of Term Loan or Equipment Loans, as the case may be, maintained as Base Rate Loans or Eurodollar Loans having Interest Periods ending prior to such date to permit such repayment or prepayment to be applied solely to an Alternate Base Rate Loans;

                           (vii) any portion of a Eurodollar Loan which cannot be converted into or continued as a Eurodollar Loan by reason of clause
         (i) or (vi) above shall be automatically converted into an Alternate Base Rate Loan at the expiration of the Interest Period in effect for such Loan;

                           (viii) no Loans may be converted into or continued as a Eurodollar Loan if after giving effect to such action the number of Tranches in existence shall exceed 8; and

                           (ix) each request hereunder for conversion of Base Rate Loans to Eurodollar Loans or of Eurodollar Loans to an Alternate Base Rate Loans shall be in an aggregate principal amount of at least $ 100,000.

         2.15 Limitation on Maximum Loan Amount. Anything in this Agreement to the contrary notwithstanding, Agent shall advise Borrower two (2) Business Days prior to the date on which PNC will sell a portion of its commitment pursuant to
Section 15.3(c) to a third Lender (in a transaction which would, but for this Section 2.15, increase the Maximum Loan Amount from $42,000,000 to

$47,000,000) and Borrower shall have the right to notify Agent one (1) Business Day prior to such sale (or prior thereto if Borrower so chooses) that Borrower does not seek to increase the Maximum Loan Amount. In such event, the Commitment Date shall be deemed not to have occurred notwithstanding such sale by PNC.

                                  ARTICLE III.A

                                LETTERS OF CREDIT

         SECTION 3.1A Letters of Credit. Agent agrees that it will from time to time prior to the Maturity Date, on the terms and conditions of this Agreement and such other conditions to the opening of Letters of Credit as Agent in its capacity as Issuing Lender requires of its customers generally, acting for and on behalf of each Lender, open for the account of Borrower one or more standby or documentary sight Letters of Credit denominated and payable in Dollars ($). Letters of Credit will be available hereunder upon the request of Borrower in an aggregate stated amount of all outstanding Letters of Credit not at any time to exceed the Maximum Letter of Credit Amount; provided however that Borrower may not request Issuing Lender to open a Letter of Credit to the extent that after giving effect thereto Undrawn Availability would be less than zero.

         SECTION 3.2A Issuance of Letters of Credit. The issuance of each Letter of Credit hereunder shall be made on at least two (2) Business Days' written notice from Borrower to Issuing Lender, which written notice shall be an application for a Letter of Credit on Issuing Lender's customary form completed to the satisfaction of Issuing Lender, together with such other certificates, documents and other papers and information as Issuing Lender may reasonably request. Such notice shall specify the date a Letter of Credit is to be issued, set forth the amount and expiry date of such Letter of Credit, identify the beneficiary and describe the nature of the transactions proposed to be supported thereby. Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause Issuing Lender or any Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any Letter of Credit shall not be later than 360 days from the date of issuance thereof, and, in any event, no Letter of Credit shall have an expiration date later than thirty days prior to the Maturity Date.

         SECTION 3.3A Reimbursement Obligations. Upon the issuance of a Letter of Credit, Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to pay to Issuing Lender as a reimbursement for the account of Issuing Lender any amounts paid by Issuing Lender with respect to such Letter of Credit. Borrower hereby authorizes and directs Agent to debit Borrower's Account (by increasing the principal balance of the Revolving Advances (to the extent only of the then Undrawn Availability)) in the amount of any payment made by Issuing Lender with respect to any Letter of Credit All amounts paid by Issuing Lender with respect to any Letter of Credit that are not immediately paid by Borrower with the proceeds of a Revolving Advance, or otherwise (such unpaid amounts being called "Reimbursement Obligations"), shall bear interest at the Default Rate applicable to Revolving Advances that are Alternative Base Rate Advances.

         SECTION 3.4.A Participation. To the extent that any Reimbursement Obligation shall arise hereunder and remain outstanding, Issuing Lender shall promptly notify each Lender of the amount thereof, together with accrued interest thereon, and each Lender agrees to purchase, and shall be deemed to have purchased (as of the date of issuance of such Letter of Credit), a participation (which participation shall be nonrecourse to Issuing Lender) in such Letter of Credit in an amount equal to its Commitment Percentage of such Reimbursement Obligation, together with accrued interest thereon. Upon one (1) Business Day's notice from Issuing Lender, each Lender shall deliver to Agent (for the account of Issuing Lender) an amount equal to its respective participation in same day funds, at the place, on the date and by the time notified by Agent. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold Issuing Lender harmless from liability in respect of, such Lender's Commitment Percentage of the amount of any Reimbursement Obligation under any Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by Issuing Lender and its obligation to make the payments specified herein, and the right of Issuing Lender to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         SECTION 3.5.A Reimbursement Obligations Absolute, Etc. The obligations of Borrower under Section 3.3A to reimburse the Lenders and Issuing Lender for all drawings under any Letter of Credit shall be absolute, unconditional and immovable and shall (absent the gross negligence or willful misconduct of Issuing Lender or any Lender) be satisfied strictly in accordance with their terms, irrespective of:

                  (a) any lack of validity or enforceability of such Letter of Credit;

                  (b) the existence of any claim, setoff, defense or other right which Borrower or any other person may at any time have against the beneficiary under such Letter of Credit, Issuing Leader or any Lender or any other person in connection with this Agreement or any other transaction;

                  (c) any draft or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) payment by Issuing Lender or any Lender under such Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit;

                  (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; and

                  (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  It is understood that in making any payment under any Letter of Credit (x) Issuing Lender's and any Lender's exclusive reliance on the documents presented to it under any Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to any Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under any Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of Issuing Lender or any Lender.

         SECTION 3.6A Cash Collateral. Notwithstanding anything to the contrary expressed or implied in this Agreement, upon the occurrence and during the continuation of any Event of Default hereunder, Issuing Lender may, by notice to Borrower, require that Borrower provide to Agent cash collateral with respect to all outstanding Letters of Credit, and upon receipt of such notice, Borrower shall, within five Business Days of such notice, deliver cash to Issuing Lender in an amount equal to the sum of (x) the maximum aggregate amount that is or at any time thereafter may become available to be drawn under such Letters of Credit and (y) the aggregate amount of all outstanding Reimbursement Obligations. The Agent is hereby authorized and directed in the event of such Event of Default and requirement of cash Collateral to create a segregated non-interest bearing cash collateral account (a "Letter of Credit Cash Collateral Account"), and to deposit in such account any amounts received from Borrower pursuant to the foregoing provisions of this Section 3.6A. Funds on deposit from time to time in any Letter of Credit Cash Collateral Account (the "Letter of Credit Cash Collateral") shall be held by Issuing Lender for the ratable benefit of Issuing Lender and the Lenders (in the case of the Lenders, in respect of their participations in such Letters of Credit and as Lenders hereunder) and otherwise as security for the payment and performance of all Obligations in accordance with this Agreement and Other Documents, including Borrower's obligations under this Article IIIA. Notwithstanding any provision of this Agreement or in any Other Document, after payment of any costs of collection and reasonable expenses of Issuing Lender in connection with the establishment of The Letter of Credit Cash Collateral Account Letter of Credit Cash Collateral shall be applied by Agent as follows: first, to payment of all Reimbursement Obligations by payment to Issuing Lander and any Lenders participating in such, such payments to be made from time to time until no Letter of Credit is any longer outstanding; second, after all Reimbursement Obligations (or participations in such) of Issuing Lender and any Lender have been fully repaid and all fees payable under this Article IHA have been paid, to the payment, in accordance with this Agreement and the Other Documents, of any of the remaining Obligations then due and payable; and finally, after its application in accordance with the foregoing, returned to Borrower.

         SECTION 3.7A Payment of, and Issuing Lender's Actions with respect to, Letters of Credit. Issuing Lender shall review, on behalf of the Lenders, each draft and any accompanying documents presented under any Letter of Credit and shall notify each Lender of any such presentment.

         Any Letter of Credit may, in the discretion of Issuing Lender or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. Issuing Lender and its correspondents may accept and act upon the name, signature, or act of any party purported to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

         SECTION 3.8A Compensation. (a) In addition to interest on Reimbursement Obligations as provided in Section 3.3A, Borrower agrees to pay the following amounts:

                           (i) With respect to the opening, any amendment or
                  transfer of any Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with Issuing Lender's standard schedule (a copy of which as currently in effect being attached hereto as Exhibit 3.8A) for such charges in effect at the time of such amendment, transfer or drawing, as the case may be;

                           (ii) In respect of each Letter of Credit outstanding
                  a commission equal to .75% per annum of the maximum amount available from time to time to be drawn under such outstanding Letter of Credit, payable in arrears on and through the last Business Day of each June, September, December and March commencing March, 1999 and calculated on the basis of a 360-day year and the actual number of days elapsed.

                           (iii) On the date of issuance of each Letter of
                  Credit an amount equal to .125% of the maximum amount available to be drawn thereunder.

                  (b) Interest payable under Section 3.3A and amounts payable under clause (ii) of Section 3.8A(a) shall be paid to Issuing Lender for the benefit of each of the Lenders in an amount equal to such Lender's Commitment Percentage thereof. Issuing Lender shall promptly distribute to each Lender such amounts. Amounts payable under clauses (i) and (iii) of Section 3.8A(a) shall be paid directly to Issuing Lender.

         SECTION 3.9A Additional Payments. If by reason of (a) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by Issuing Lender or any Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Body or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System, any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by Issuing Lender or participations therein purchased by any Lender and the result of the foregoing is to increase the cost to Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by Issuing Lender or any Lender, then and in any such case Issuing Lender or such Lender shall, after the additional cost is incurred or the amount received is reduced, notify Borrower and Borrower shall pay within 10 Business Days after demand such amounts as Issuing Lender or such Lender may specify to be necessary to compensate Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the Alternative Base Rate applicable to Revolving Advances then in effect.

         SECTION 3.10A Indemnification; Nature of Issuing Lender's Duties. (a) In addition to amounts payable as elsewhere provided in this Article IIIA, without duplication, Borrower hereby agrees to protect, indemnify, pay and save Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of Issuing Lender to honor a drawing under any Letter of Credit, in each case as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

                  (b) As between Borrower and Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit issued by Issuing Lender by any beneficiary of any Letter of Credit In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in the translation or on of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) for any consequences arising from causes beyond the control of Issuing Lender or its correspondents, including, without limitation, any act or omission of any Governmental Body; and (ix) for any error, neglect, default, suspension or insolvency of Issuing Lender or its correspondents or any consequence thereof, gm in each case, that

Issuing Lender acts in good faith. None of the above shall affect, impair, or prevent the vesting of any of Issuing Lender's rights or powers hereunder.

                  (c) Issuing Lender shall have the right to transmit the terms of any Letter of Credit without translating them. If any Letter of Credit provides that payment is to be made by Issuing Lender's correspondent, neither Issuing Lender nor such correspondent shall be responsible for the failure of any document specified in any Letter of Credit to come into Issuing Lender's hands or for any delay in connection therewith, and Borrower's obligation to reimburse Issuing Lender for payments made or obligations incurred shall not be affected by such failure or delay in the receipt by such correspondent of any or all of such documents whether sent to such Lender in one or multiple mailings. Issuing Lender shall not be liable for any failure by such correspondent or anyone else to pay or accept any draft or other demands for payment or acceptance under any Letter of Credit resulting from any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Body or from any other cause beyond such correspondent's control or the control of such correspondent's agents or sub-agents or for any loss or damage to Borrower or anyone else resulting from any such failure to pay or accept, all such risks being expressly assumed by Borrower.

                  (d) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Issuing Lender in connection with any Letter of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not result in Issuing Lender incurring any liability to Borrower. Without limiting the generality of the foregoing, Issuing Lender and its correspondents may, without incurring any responsibility or liability, (i) act in reliance upon any oral, telephonic, telegraphic, telex, telecopier, electronic or written request, application (including an application for issuance of a Letter of Credit) or notice believed in good faith to have been authorized by Borrower, whether or not given or signed by an authorized person, and (ii) receive, accept and pay any drafts or other documents and instruments (otherwise in order) signed by, or issued to, the receiver, executor, administrator, liquidator, guardian or conservator of anyone named in any Letter of Credit as the person by whom drafts and other documents and instruments are to be made or issued.

                  (e) Notwithstanding anything to the contrary contained in this
Section 3.10A, Borrower shall have no obligation to indemnify Issuing Lender or any Lender in respect of any liability incurred by Issuing Lender or such Lender arising solely out of the gross negligence or willful misconduct of Issuing Lender or such Lender.

         SECTION 3.11A Computation of Interest. Interest and commissions payable pursuant to this Article MA shall be computed on the basis of a 360-day year and the actual number of days elapsed.


                      ARTICLE III.B [INTENTIONALLY OMITTED]

                                  ARTICLE III.C

                            FOREIGN EXCHANGE FACILITY

         SECTI0N 3.1C Requests Under the Foreign Exchange Facility. Subject to the terms and conditions hereof, Borrower may, from time to time, request and Agent may, in its sole discretion, purchase or arrange for the purchase of foreign currency for delivery immediately ("Foreign Exchange Contacts") in the outstanding face amount of Foreign Exchange Contracts up to the Maximum Foreign Exchange Facility Amount; provided, however, that the Agent shall not be required to purchase or arrange for the purchase of any Foreign Exchange Contract at any time to the extent that after giving effect thereto, Undrawn Availability would be less than zero; and provided, further, however, that the aggregate settlement amounts of all Foreign Exchange Contracts so requested shall not exceed $1,000,000 on any one day. All Foreign Exchange Contracts entered into by Agent upon Borrower's request shall be for Borrower's exclusive account and Borrower will reimburse Agent on demand for all costs, expenses, services, service charges, fees and commissions incurred in connection therewith (including the cost of purchasing the foreign currency). All amounts paid by Agent with respect to any Foreign Exchange Contracts that are not immediately paid by Borrower with the proceeds of a Revolving Advance, or otherwise ("Foreign Exchange Obligations") shall bear interest at the Default Rate applicable to Revolving Advances that are Alternative Base Rate Advances. The obligations of Borrower under this Section 3.1 C to reimburse Agent for all Foreign Exchange Obligations shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of
(a) any lack of validity or enforceability of such Foreign Exchange Obligations or (b) the fact that a Default or an Event of Default shall have occurred and be continuing.

         SECTION 3.2C Sale of Foreign Currency Purchased. If, as of a date on which foreign currency is to be delivered, Borrower has not instructed Agent as to where such currency is to be transferred or if on such date a Default or Event of Default shall have occurred and be continuing, Agent may, in its sole discretion, sell or arrange for the sale of the foreign currency to any third party and charge Borrower's account for the difference between the cost quoted to Borrower for purchasing the foreign currency and the price Agent (or its nominee) obtains in selling the foreign currency. Agent (or its nominee) shall not hold the foreign currency beyond the designated delivery date. Borrower acknowledges and agrees that the cost of purchasing foreign currency from Agent may be greater than Agent's cost. Borrower shall indemnify and hold Agent harmless from all losses, liabilities and expenses (including attorneys' fees) incurred by Agent as a result of or arising from any foreign currency transaction that Agent institutes at Borrower's request. Borrower shall be bound by the regulations and rules of Agent and of any bank or other financial institution through which Agent purchases Foreign Exchange Contracts and agrees dud neither Agent nor any bank or correspondent of any bank that purchases Foreign Exchange Contracts shall be liable for any error, negligence and/or mistake, whether of omission or commission, in purchasing or failing to purchase Foreign Exchange Contracts.

         SECTION 3.3C Foreign Exchange Reserves. Agent shall from time to time establish such reserves (the "Foreign Exchange Reserve") in connection with the purchase of Foreign Exchange Contracts as Agent in its reasonable discretion deems appropriate. Initially, the Foreign Exchange Reserve shall be an amount equal to (i) 100%of the aggregate outstanding face amount of all spot Foreign Exchange Contracts and (ii) 20% of the outstanding face amount of all forward Foreign Exchange Contracts, which amount may, in each case, in the exercise by Agent of its reasonable discretion, at any time be decreased or increased, in which case the increase will be in an amount equal to the difference between the aggregate exchange exposure of Agent under all outstanding Foreign Exchange Contracts and the amount of the Foreign Exchange Reserve in existence at such time.

         SECTION 3.4C Participations. To the extent that Borrower shall fail to reimburse Agent for any amount due in respect of a Foreign Exchange Contract as provided in Section 3. 1C, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender agrees to purchase, and shall be deemed to have purchased (as of the date of purchase of such Foreign Exchange Contract), a participation (which participation shall be nonrecourse to Agent) in such Foreign Exchange Contract in an amount equal to its Commitment Percentage of the unpaid portion of such among together with accrued interest thereon. Upon one (1) Business Day's notice from Agent, each Lender shall deliver to Agent an amount equal to its respective participation in same day funds, at the place, on the date and by the time notified by Agent Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold Agent harmless from liability in respect of, such Lender's Commitment Percentage of the amount of any payment obligation in respect of any Foreign Exchange Contract. Each Lender acknowledges and agrees that its obligation to acquire participations in each Foreign Exchange Contract purchased by Agent and its obligation to make the payments specified herein, and the right of Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         SECTION 3.5C Indemnification; Nature of Agent's Duties. In addition to amounts payable as elsewhere provided in this Article IIIC, without duplication, Borrower hereby agrees to protect, indemnify, pay and save Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Agent may incur or be subject to as a consequence, direct or indirect, of (i) the purchase of any Foreign Exchange Contract or (ii) the failure of Agent to honor its obligations in respect of any Foreign Exchange Contact, in each case as a result of any act or omission, whether rightfully or wrongfully, of any present or future de jure or de facto Governmental Body.

                             III. INTEREST AND FEES.

         3.1 Interest. Interest on Advances shall be payable in arrears on each Interest Payment Date. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances and Equipment Loans, the Revolving Interest Rate and (ii) with respect to the Term Loan, the Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate or Eurodollar Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate or Eurodollar Rate, as the case may be, during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall determine the applicable Eurodollar Rate for each Interest Period as soon as practicable after 10:00 AM, New York City time, two Business Days prior to the commencement of such Interest Period and shall notify Borrower and the Lenders of such Eurodollar Rate so determined. Such determination shall be conclusive absent manifest error. Upon the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum and the Letter of Credit Fees shall be increased by two percent (2%) per annum (as applicable, the "Default Rate").

         3.2 Facility Fee. If, for any quarter during the Term, the average daily unpaid balance of the Advances for each day of such quarter is less than the Maximum Loan Amount (such difference being hereunder referred to as the "Facility Fee Amount"), then Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to three-eighths of one percent (.375%) per annum of the Facility Fee Amount. Such fee shall be payable to Agent in arrears on the first day of each quarter.

         3.3 Fee Letter. Borrower shall pay PNC the fees set forth in the Fee Letter.

         3.4 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

         3.5 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater dun the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.6 Increased Costs; Compensation. (a) In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.6, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                           (i) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                           (ii) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder (including, without limitation, pursuant to Regulation D of the Board of Governors of the Federal Reserve System); or

                           (iii) impose on Agent or any Lender any other condition with respect to this Agreement, any Other Documents; and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder or making, converting into, continuing or maintaining Eurodollar Loans, in any such case, by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall use reasonable efforts to minimize any such additional cost or reduction of amount. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

                  (b) Compensation. Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor by Borrower; (ii) if any repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by the terms of this Agreement. Calculation of all amounts payable to a Lender under this Section 3.6(b) in respect of Eurodollar Loans shall be made as though that Lender had actually funded its relevant Eurodollar Loan through the Purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.6(b).

         3.7 Capital Adequacy. (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.7 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.7(a) when delivered to Borrower shall be conclusive absent manifest error.

         3.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any requirement of law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement (a) for so long as such changed requirement of law shall continue to have such effect, the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be suspended and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as is required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.10.

         3.9 Taxes. (a) Subject to Section 3.9(b), all payments made by Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account to any present or future income, stamp or other taxes, levies, imposts, dudes, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Body, excluding, in the case of Agent and each Lender, net income taxes and franchise taxes (or other similar taxes imposed as a result of doing business in a particular jurisdiction) imposed on Agent or any Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and Agent or such Lender (excluding a connection arising solely from Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to Agent or any Lender hereunder or under the Notes, and subject to Agent's or such Lender's compliance with this Section 3.9, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If any Lender shall become entitled to any tax credit or receive a refund from any Governmental Body, in either case, directly attributable to the payment by Borrower of any Taxes, such Lender shall return to Agent for the benefit of Borrower an amount equal to the lesser of (x) the amount of such credit or refund, as the case may be, and (y) the aggregate amount of the Taxes so paid by Borrower that gave rise to such credit or refund. Any payment to be made by a Lender to Borrower pursuant to the preceding sentence shall be made at the time, and solely to the extent, that (i) in the case of a refund, such refund is actually received by the Lender from the applicable Governmental Body, and (ii) in the case of a credit, a payment of Taxes actually made by the Lender to a Governmental Body is reduced as a direct result of such credit. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure. The agreements in this Section 3.9 shall survive the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to Borrower and Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, establishing that payments of interest hereunder are either not subject to or totally exempt from United States Federal withholding tax and (ii) a duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to Borrower and Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete (provided that a request has been made by Borrower) or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower or Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises each of Borrower and Agent. Each such Lender shall certify (i) in the case of a Form 1001, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of a Form 4224, that the interest paid hereunder is effectively connected with the conduct of such Lender's trade or business in the United States, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Borrower's obligation under paragraph (a) of this Section 3.9 to make payments free and clear of United States federal income taxes shall be in effect with respect to a Lender only during the period(s) in which such Lender establishes that it is exempt from withholding of all United States federal income taxes with respect to such payments in accordance with the foregoing procedures or such other procedures as may be promulgated by the United States Treasury Department or Internal Revenue Service.

                  (c) The Agent or any Lender (as the case may be) claiming any additional amounts payable pursuant to this Section 3.9 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to (i) change the jurisdiction of its Lending Office or (H) assign or otherwise transfer its interest, rights and obligations under this Agreement, the Notes and Other Documents to an affiliate, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of the Agent or such Lender (as the case may be), be otherwise disadvantageous to the Agent or such Lender (as the case may be).

         3.10 Indemnity. Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) the failure of a borrowing of, conversion into or continuation of Eurodollar Loans to occur for any reason (other than as a consequence of the failure of any Lender to fulfill its obligations hereunder) after Borrower shall have given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by Borrower in making any prepayment after Borrower shall have given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss (including, without limitation, loss of margin) or expense arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the payment of the Notes and all other amounts payable hereunder.

                         IV. COLLATERAL: GENERAL TERMS.

         4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

         4.2 Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable and that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral and to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrower in accordance with
Section 9-402(2) of Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent immediately upon demand.

         4.3 Disposition of Collateral. Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of Equipment during any fiscal year having an aggregate fair market value of not more than $500,000 in any fiscal year of Borrower, but only to the extent, in each case, that the proceeds of any such disposition are (i) used within 180 days of such sale to acquire replacement Equipment which is subject to Agent's first, perfected, priority security interest (in which case, the provisions of Section 2.11 (a) shall not apply to such disposition or transfer) or (ii) remitted to Agent as a prepayment on the Advances in accordance with Section 2.11 (a).

         4.4 Preservation of Collateral. During the occurrence of an Event of Default, in addition to the rights and remedies set forth in Section 11. 1,
Agent: (a) may at any time take such steps a Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

         4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral to Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 (and shall not be removed from such locations) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in
Section 4.3.

         4.6 Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way, except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to take possession of all indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it avoidable to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall, upon the reasonable request of Agent, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7 Books and Records. Borrower (a) shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties, which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent certified public accountant as shall then be regularly engaged by Borrower.

         4.8 Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term, if requested by Agent, to exhibit and deliver to Agent and each Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants or auditors may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of all reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

         4.9 Compliance with Laws. Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

         4.10 Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

         4.11 Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense, and in amounts and with carriers acceptable to Agent, Borrower shall
(a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance;
(b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability finance against claim for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; and (c) at Agent's request furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (b) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses my not be canceled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized following the occurrence and during the continuation of an Event of Default to adjust and compromise claims under insurance coverage referred to in clauses (a), (b) and
(e) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Borrower shall remain liable for all unpaid Obligations after application of all loss recoveries to the Obligations.

         4.12 Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrower's Account, and charge Borrower's Account therefor and such expenses so paid shall be part of the Obligations.

         4.13 Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment. social security benefits, withholding, and sales taxes except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the tam, assessments or other Charges and Borrower hereby indemnities and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest on any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14 Payment of Leasehold Obligations. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Ages request will provide evidence of having done so. In the event Borrower is contesting the validity and a material amount of such rental obligations, it shall notify the Agent of the existence of such contest and the amount involved, and, if requested by Agent, shall remit the disputed amount to Agent to be held as cash collateral for the Obligations.

         4.15 Receivables.

                  (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated term of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

                  (b) Solvency of Customers. Each Customer, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or, with respect to such Customers of Borrower who are not solvent, Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) Locations of Borrower. Borrower's chief executive office is located at 3425 North 44th Street, Lincoln, Nebraska 69504. Until written notice is given to Agent by Borrower of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) Collection of Receivables. Until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time during the continuance of an Event of Default),

Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in tug for Agent all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent or the Blocked Account in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. At any time during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

                  (f) Power of Agent to Act on Borrower's Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Effective only during the continuance of an Event of Default, Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time during the continuance of an Event of Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

                  (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. During the continuance of an Event of Default Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept during the continuance of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

                  (h) Establishment of Blocked Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by Borrower into a blocked account as Agent may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Agent Borrower shall issue to any such bank, irrevocable instructions directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such blocked account shall immediately become the property of Agent and Borrower shall obtain the agreement by such bank to waive any offer rights against the funds so deposited. Agent assumes no responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the blocked accounts. In either case, funds in blocked accounts and Depository Accounts, if any, shall be made available to Borrower on substantially the same basis as set forth in the following provisions of this
Section 4.15(h) with respect to the Blocked Account:

                           (i) Blocked Account Agreement. Without limiting the generality of the foregoing, Borrower agrees with Agent and the Lenders, at all times during the Term, and thereafter so long as any Obligations remain unpaid, (A) to execute, deliver and comply with all obligations on its part to be performed under, and to give full force and effect to procedures and arrangements contemplated by, the Blocked Account Agreement and (B) in the event that at any time during such period the Blocked Account Agreement shall not be in full force and effect for any reason, that all of the representations, warranties, and covenants of Borrower contained in the form of Blocked Account Agreement attached hereto as Exhibit 4.15(h) shall be binding upon Borrower and deemed incorporated herein by reference, except to the extent that any such representation, warranty or covenant can have no relevance due to circumstances beyond the control of Borrower.

                           (ii) PNC Collateral Account.

                  (A) Borrower has established with Processor the Blocked Account into which Borrower has agreed to deposit all collections of Receivables and other cash proceeds of the Collateral, and Agent has established a cash collateral account (the "PNC Collateral Account") into which Processor has agreed to transmit funds on deposit with Processor in the Blocked Account in accordance with the Blocked Account Agreement.

                  (B) Notwithstanding anything to the contrary contained herein (but subject in all events to Section 2.11 hereof) or in the Blocked Account Agreement, from and after the date that funds shall be deposited in the PNC Collateral Account as aforesaid, Borrower agrees that at all times during the Term and thereafter so long as any Obligations remain unpaid, Agent shall have the continuing exclusive right to apply and reapply any and all such funds on deposit in the PNC Collateral Account representing proceeds of Inventory or General Intangibles in satisfaction of the Obligations in the following manner.
         (1) so long as no Default or Event of Default shall have occurred and be continuing, such funds may be applied first to repay outstanding Revolving Advances and thereafter to such other Obligations (other than the Term Loan and the Equipment Loans) as Agent in its sole discretion shall determine; and (2) following the occurrence and during the continuance of an Event of Default, such funds may be applied to the Obligations in such order of priority as Agent in its sole discretion shall determine. Agent shall give Borrower notice of each such application; provided, however that failure by Agent to give such notice shall not affect Agent's right to make or continue to make applications of funds on deposit in the PNC Collateral Account in accordance with this Section 4.15. So long as no Default or Event of Default shall have occurred and be continuing, to the extent that there are funds on deposit in the PNC Collateral Account at a time when no Revolving Advances we outstanding and no other Obligations (other than the Term Loan and Equipment Loans) are then due and payable (without regard to any grace periods provided hereunder for the payment thereof after the date when such Obligations are due), Agent shall promptly make such funds available to Borrower by way of credit to Borrower's operating account at Processor, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds.

                  (C) Notwithstanding anything to the contrary herein, (1) for purposes of computing interest on the Advances under this Agreement in all cases where Agent exercises its right to apply funds on deposit in the PNC Collateral Account in satisfaction of the Obligations, funds shall be deemed applied by Agent the day after the funds become available and (2) solely for purposes of determining the occurrence of an Event of Default and determining the Undrawn Availability at any date, funds shall be deemed on deposit in the PNC Collateral Account as provided in the preceding paragraph 4.15(h)(ii)B subject, in all cases, to the condition that funds transferred by Processor to the PNC Collateral Account on any date are not subsequently dishonored for any reason whatsoever, and that no such trader shall constitute payment to Agent unless such item is actually collected by Processor or such other bank as may act as the Agent's depository bank as to such items of payment and such collection is actually transferred to the PNC Collateral Account.

                           (iii) Special Receipts. Notwithstanding anything to the contrary in this Agreement or the Blocked Account Agreement, if the Blocked Account Agreement shall be terminated during the Term or its provisions cannot be implemented in accordance with the terms thereof, any monies, advance customer deposits, checks, notes, drafts, or other similar items of payment relating to or constituting the Collateral or proceeds thereof received by Borrower shall be held by Borrower in trust for Agent and as the property of Agent and the other Lenders, separate from the funds of Borrower, and, until Borrower is notified in writing by Agent to do otherwise, Borrower shall forthwith on the date of receipt of all such monies and items of collection, deposit the same in the PNC Collateral Account for application on account of the Obligations as provided in this Section 4.15.

                  (i) Adjustments. Borrower will not, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

         4.16 Inventory. All Inventory held for sale has been, and will be, produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders thereunder.

         4.17 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation except to the extent such violation could not reasonably be expected to have a Material Adverse Effect Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3.

         4.18 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

         4.19 Environmental Matters. (a) Borrower will ensure that the Real Property complies with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by Environmental Laws.

                  (b) Borrower will establish and maintain a system, including without limitation an asbestos management plan, to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Borrower will dispose of any and all Hazardous Waste generated at the Real Property in compliance with Environmental Laws.

                  (d) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of or the capacity to emit any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any local or state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e) Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claim to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                  (f) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral, with five (5) days written notice to Borrower: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to comply with Environmental Laws. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any reasonable sums paid in connection with any judicial or administrative investigation or proceeding fines and penalties, together with interest thereon from the date expended at the Default Raft for Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower.

                  (g) made at a time when Agent reasonably believes that a Hazardous Discharge exists at the Real Property, Borrower shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering shall acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup, removal or remediation of any Hazardous Discharge or Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $500,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the some originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expenses is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers's obligation and the indemnifications hereunder shall survive the termination of this Agreement


                  (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

         4.20 Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, as of the date hereof, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

                       V. REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants as follows:

         5.1 Authority. Borrower has full corporate power, authority and legal right to enter into this Agreement and the Other Documents and perform all Obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of any law, judgment, injunction, order or decree of any, arbitrator, court or other Governmental Body, or the terms of Borrower's Restated Articles of Incorporation or by-laws or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, organization document, indenture or other instrument to which Borrower or its property is a party or by which it may be bound, except for any conflict which could not reasonably be expected to have a Material Adverse Effect.

         5.2 Formation and Qualification. (a) Borrower is duly organized and in good standing under the laws of the State of Nebraska and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing we necessary for Borrower to conduct its business and own its property except whom the failure to so qualify could not reasonably be expected to have a Material Adverse Effect Borrower has delivered to Agent true and complete copies of its Restated Articles of Incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

                  (b) Except as listed on Schedule 5.2(b) Borrower has no Subsidiaries.

         5.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrowers's execution of this Agreement and the Official Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4 Tax Returns. Borrower's federal tax identification number is 47-0635953. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5 Financial Statements.

                  (a) The pro forma balance sheet of Borrower (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by this Agreement (the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b) The cash flow projections of Borrower and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as
Exhibit 5.5(b) (the "Projections") are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                  (c) The consolidated balance sheet of Borrower and its Subsidiaries as of December 31, 1997, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the fiscal year ended on such date, all accompanied by reports thereon containing opinions without qualification by an independent certified public accounting firm, copies of which have been delivered to Agent, have been prepared in all material respects in accordance with GAAP, consistently applied (except for changes in application in which such accounting firm concur) and present fairly, in all material respects, the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period. Since October 31, 1999 there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         5.6 Name. Borrower has not been known by any other name in the past five years and does not sell Inventory under any name other than names disclosed in the Questionnaire, nor has Borrower been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7 O.S.H.A. and Environmental Compliance. Except as set forth on
Schedule 5.7:

                  (a) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the

Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

                  (b) Borrower has applied for or been issued all required federal, state and local licenses, certificates or permits required under all applicable Environmental Laws.

                  (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower; there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower; neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities a are handled in accordance with all applicable manufacturer's instructions and in proper storage containers and as are necessary for the operation of the commercial business of Borrower cc of its tenants and with all Environmental Laws.

         5.8 Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a) After giving effect to the Transactions, Borrower will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                  (b) Except as set forth on Schedule 5.8(b), Borrower has (i) no pending or threatened litigation, arbitration, actions or proceedings which could reasonably be expected to have a Material Adverse Effect, and (ii) there are no liabilities of Borrower, fixed or contingent which are material but are not reflected in the most recent financial statements (or in the notes thereto) of Borrower required to be delivered to Agent hereunder, other than liabilities arising in the ordinary course of business since the date of such financial statements.

                  (c) Except as set forth on Schedule 5.8(c) Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those fisted on Schedule 5.9(d) hereto. (i) No Plan has incurred any "accumulated finding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under
Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401 (a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401 (a) of the Code and the trust related thereto is exempt from federal income tax under Section 501 (a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (y) at this time, the present value of the accrued benefits and other liabilities of each Plan exceed the current value of the assets of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under
Section 4972 or 4990B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transactions" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in
Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9 Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, tidemark applications, service marks, service mark applications, copyrights (other than any such copyrights that have not been registered and are not necessary for the operation of Borrower's business), copyright applications, tradenames, assumed names and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and, except as set forth on said Schedule, have been duly registered or filed with all appropriate governmental authorities and together with design rights and trade secrets, the Borrower owns all of the intellectual property rights which we necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge. Each material patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and each design right and trade secret used by Borrower consists of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to each piece of software used by Borrower, Borrower is either the licensee under a valid license covering the use of such software by Borrower or in possession of the source and object codes related to such software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

         5.10 Licenses and Permits. Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business except where the failure to so comply or to procure such licenses or permits could not reasonably be expected to have a Material Adverse Effect.

         5.11 Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12 No Default. Borrower is not in material default in the payment or performance of any of its continuing obligations and no Default has occurred.

         5.13 No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14 No Labor Disputes. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of any of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term.

         5.15 Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16 Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document finished in connection herewith or them-with contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Agent in writing with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect

         5.18 Intentionally Omitted.

         5.19 Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20 Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21 Application of Certain Laws and Regulations. Neither Borrower nor any Subsidiary of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22 Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the manufacture and distribution of design, manufacture, assembly, testing and marketing of antennas and battery products and other related products and components for use in the communications industry and activities necessary to conduct such business. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

         5.23 Intentionally Omitted.

         5.24 Year 2000. Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrower or its Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not have a Material Adverse Effect on Borrower.

         5.25 Section 20 Subsidiaries. Borrower does not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                           VI. AFFIRMATIVE COVENANTS.

         Borrower shall, until payment in full of the Obligations and termination of this Agreement:

         6.1 Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the account of Borrower for all such fees and expenses.

         6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices common to the industry in which Borrower is engaged and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any material intellectual property right or other material right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect, and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

         6.3 Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower and known to Borrower which could reasonably be expected to have a Material Adverse Effect.

         6.4 Government Receivables. At Agent's request, take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claim Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5 Fixed Charged Coverage. Cause for any twelve month fiscal Period (a "Test Period") ending on any March 3 1, June 30, September 30 or December 31 during the Term commencing with the Test Period ending March 31, 1999 the Fixed Charge Coverage Ratio for such Test Period to be equal to or greater than 1.10 to 1.00:

         6.6 Funded Debt to EBITDA. Cause as at the end of any Test Period the ratio of Funded Debt to EBITDA to be equal to or less than 3.80 to 1.00.

         6.7 Notices of Defaults, Events of Default, Etc. Promptly after the occurrence thereof, deliver to Agent a written notice setting forth the details of each Default, Event of Default or condition or state of facts known to Borrower that has, or could reasonably be expected to have a Material Adverse Effect.

         6.8 Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments (including without limitation, legal opinions) as Agent may request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

         6.9 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently been contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.10 Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.9 and 9.11 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail, in accordance with GAAP and (except as concurred in by Borrower's independent certified public accountants in the case of audited financial statements or by Borrower's chief financial officer, in the case of unaudited financial statements and in any case as disclosed therein) applied consistently throughout the periods reflected therein

         6.11 Intentionally Omitted.

         6.12 Trademark Documentation. Upon registration by Borrower of any trademark, promptly deliver to Agent such collateral assignments as Agent shall reasonably request.

         6.13 Environmental Licences. Maintain in full force and effect, and comply with, all licenses and permits relating to Environmental Laws where the failure to maintain and comply with such licenses could reasonably be expected to have a Material Adverse Effect.

                             VII. NEGATIVE COVENANTS

         Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1 Merger, Consolidation and Sale of Assets.

                  (a) Except as permitted by Section 15.17 hereof, enter into any merger, consolidation or other reorganization with or into any other Person, or permit any other Person to consolidate with or merge with it; or

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business or as permitted by Section 4-3.

         7.2 Creation of Liens. Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3 Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except the endorsement of checks in the ordinary course of business.

         7.4 Investments. Except as otherwise provided in Section 7.12, purchase or acquire, or permit any Subsidiary to purchase or acquire, obligations or stock of, or any other investment in, or any assets constituting a business unit of, or make any other investment in, any Person, except: obligations issued or guaranteed by the United States of America or any agency thereof, commercial paper with maturities of not more than 180 days and a published rating of not less than A-I or P-1 (or the equivalent rating), certificate of time deposit and bankers' acceptances having maturities of not more than 190 days and repurchase agreements backed by United States government securities of a commercial bank if
(x) such bank has a combined capital and surplus of at least $500,000,000, or
(y) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, any domestic Subsidiary that the aggregate amount of investments pursuant to this clause (v) and clause (B) below during any fiscal year of Borrower does not exceed $5,000,000, and redemptions permitted by Section 7.7; provided, however, that if no Event of Default shall have occurred and be continuing at the time of such investment, or occur as a result thereof Borrower or any Subsidiary may:

                  (A) Acquire obligations or additional capital stock of or contribute additional capital to Centurion China in an aggregate amount during each fiscal year of Borrower not to exceed $1,750,000;

                  (B) Invest in direct or indirect foreign Subsidiaries of the Borrower so long as Borrower has pledged 65% of each class of equity securities to Agent and the aggregate amount of such investments during any fiscal year of Borrower (together with investments pursuant to clause (v) hereinabove) do not exceed $5,000,000;

                  (C) Acquire assets constituting capital expenditures permitted by Section 7.6; and

                  (D) Acquire assets constituting a business unit or substantially all of the stock or other equity interests of any Person engaged in a line of business substantially similar to the line of business currently engaged in by Borrower as described in Section 5.22, provided that no more than $5,000,000 of the consideration for any such acquisition made during the Term shall be funded with the proceeds of Advances, no more than $10,000,000 of the consideration for all such acquisitions made during the Term shall be funded with the proceeds of Advances, any portion of any consideration for any such acquisition consisting of Indebtedness of Borrower to the seller or sellers of such assets, stock or other investments shall be subordinated in right of payment to the prior payment in full of the Obligations on terms and conditions satisfactory to Agent and Agent shall have completed its due diligence with respect to the assets being acquired before such assets are included in the Formula Amount and (4) after giving effect to each such acquisition Borrower shall have Undrawn Availability of $5,000,000.

         7.5 Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Affiliate except for loans in the ordinary course of business not to exceed $750,000 in the aggregate at any time outstanding.

         7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of the amounts set forth below (exclusive of capital expenditures financed under Section 2.4(b) or with the proceeds of permitted sales of Equipment), minus an amount equal to the amount of any cash investment or other capital contribution made by Borrower in Centurion China in such fiscal year:

                        FISCAL YEAR             CAPITAL EXPENDITURES
                   --------------------------   --------------------
                   1999                               $4,500,000
                   2000                                5,000,000
                   2001                                5,500,000
                   2002 and each fiscal year           6,000,000
                   thereafter

         7.7 Dividends, Distributions, Etc. Declare or pay any dividend on, or make any other distribution in respect of, or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower, or of any options to purchase or acquire any shares, except that so long as no Event of Default or Default shall have occurred and be continuing, Borrower shall be permitted to (i) declare and pay dividends on Series A Convertible Preferred Stock provided that the aggregate amount of such dividends will not exceed The amount payable in accordance with the terms of the Restated Articles of Incorporation of Borrower, as in effect on the Closing Date in any fiscal year, prorated for any portion of a fiscal year (ii) redeem the Series B Redeemable Preferred Stock in accordance with such terms of the Restated Articles of Incorporation of Borrower with the proceeds of the Initial Public Offering, provided that the Term Loan shall have been paid in full (iii) issue its Common Stock upon the conversion of or exercise of any securities of Borrower that are convertible into or exercisable for its Common Stock, (iv) declare and pay the dividends described in Section 2.12 and (y) purchase or redeem of Borrower's equity securities (including options) from employees or former employees of Borrower or any of its Subsidiaries in an amount not to exceed $500,000 in any one fiscal year.

         7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for borrowed money (including, without limitation, Indebtedness to the seller or sellers of assets, stock or other investments of the kind contemplated by paragraph C of Section 7.4) of Borrower except in respect of (i) Indebtedness to Lenders, (ii) Indebtedness incurred for capital expenditures permitted under Section 7.6, (iii) unsecured Indebtedness for borrowed money which does not exceed $1,000,000 at any given time, (iv) Indebtedness subordinated to the Obligations which is incurred in connection with any investment permitted by paragraph C of Section 7.4 and otherwise complying with the conditions thereof, and (v) indebtedness in connection with the Holdback Notes until January 31, 1999 (by which time such Holdback Notes shall be repaid in full).

         7.9 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10 Transactions with Affiliates. Except as set forth on Schedule
7.10. directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions disclosed in the ordinary course of business, on an arm's-length basis on tam no less favorable than terms which would have been obtainable from a Person other than an Affiliate, (b) arrangements with Gary Kuck in connection with his employment by Borrower, (c) to the extent permitted by Section 7.7, (i) payments of dividends to the holders of the Series A Convertible Preferred Stock, (ii) redemption of the Series B Redeemable Preferred Stock, (iii) issuance of Common Stock and other transactions referred to in Section 7.7, and (d) payments permitted by Section 2.12 to the extent not otherwise permitted in this Section 7. 10.

         7.11 Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $1,200,000 in any one fiscal year.

         7.12 Subsidiaries.

                  (a) Own any Subsidiary whether by formation or acquisition other than the Subsidiaries listed on Schedule 5.2(b) and Subsidiaries wholly-owned by Borrower incorporated in the United States, Mexico or Europe formed or acquired after the Closing Date, provided that, in the case of an acquisition, such acquisition is otherwise permitted under Section 7. 1 (b) and that with respect to any such Subsidiary Borrower shall have: (i) provided Agent with ten (10) Business Days prior written notice of such formation or acquisition, (ii) if requested by Agent, granted Agent, for the benefit of the Lenders, a first priority perfected Lien in the capital stock in such Subsidiary pursuant to a stock pledge agreement (provided that if such Subsidiary is a foreign Subsidiary then such pledge shall be for only 65% of each class of equity securities of such foreign Subsidiary), (iii) unless such Subsidiary is a foreign Subsidiary, if requested by Agent, taken all actions reasonably requested by Agent so that, if requested by Agent, Agent may be granted a first priority perfected Lien in all of the assets of such Subsidiary, (iv) unless such Subsidiary is a foreign Subsidiary, caused such Subsidiary to issue to Agent and the Lenders a guaranty of the Obligations, in form and substance satisfactory to Agent.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13 Fiscal Year and Accounting Changes. Change its fiscal year from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14 Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement

         7.15 Changes, Amendments or Modifications. Amend, modify or waive any term or material provision of (i) the Restated Articles of Incorporation of Borrower or (ii) its by-laws without the prior written consent of Agent and the Required Lenders; provided, however, that no such consent shall be required if giving effect thereto shall not result in a Default or Event of Default, or increase directly or indirectly, the present or fixture monetary obligations of Borrower, or be reasonably expected to have a Material Adverse Effect. Whether or not such consent is required hereunder, Borrower shall deliver to Agent a copy of any such change, modification or waiver that is in writing promptly upon its execution and delivery.

         7.16 Compliance with ERISA. In all material respects, (i) (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on
Schedule 5.8(d) (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated finding deficiency", as that term is defined in Section 302 of ERISA or Section

412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan when such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of The Controlled Group pursuant to Section 4068 of ERISA, (y) assume, or permit any member of The Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d) (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17 Prepayment of Indebtedness. Except as permitted by Section 2.12, at any time, directly or indirectly, prepay any Indebtedness for borrowed money (including, without limitation, Indebtedness to the seller or sellers of assets, stock or other investments of the kind contemplated by paragraph C of Section 7.4) (other than to Lenders), or repurchase, redeem, retire or otherwise acquire such Indebtedness.

                           VIII. CONDITIONS PRECEDENT

         8.1 Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of Borrower,

                  (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in the United States in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) Proceedings of Borrower. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Mortgage, the Other Documents and any related agreements (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral, in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates of Borrower. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) Restated Articles of Incorporation and By-Laws. Agent shall have received a copy of the Restated Articles of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with a copy of the by-laws of Borrower, and all amendments thereto, in each case certified as accurate and complete by the Secretary of Borrower,

                  (f) Good Standing Certificates. Agent shall have received good standing certificates for Borrower dated not more than fifteen (15) days prior to the Closing, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction listed on
Schedule 5.2 hereto;

                  (g) Legal Opinion. Agent shall have received executed legal opinions in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and the Other Documents as Agent may reasonably require and Borrower hereby authorities and directs such counsel to deliver such opinions to Agent and Lenders;

                  (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (i) Financial Condition Certificate. Agent shall have received an executed financial condition certificate in the form of Exhibit 8. 1 (i) hereto;

                  (j) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of Borrower and all books and records in connection therewith;

                  (k) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

                  (l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;

                  (m) Other Documents. Agent shall have received all Other Documents, duly executed and delivered, each in form and substance satisfactory to Agent;

                  (n) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Lenders as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements g Agent and Lenders as a co-insured;

                  (o) Deed of Trust. Agent shall have received in form and substance satisfactory to Agent and Lenders (i) an executed Deed of Trust, (ii) surveys and (iii) such other documents and agreements as may be required by Agent in connection therewith;

                  (p) Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than $1,200,000, insuring the Deed of Trust to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

                  (q) Payment Instructions. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (r) Blocked Account. Agent shall have received a duly executed agreement establishing the Blocked Account with the Processor for the collection or servicing of the Receivables and the other proceeds of the Collateral;

                  (s) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (t) Leasehold Agreements, Etc. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased or otherwise used by Borrower at which Inventory is located;

                  (u) Contract Review. Agent shall have reviewed all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

                  (v) Closing Certificate. Agent shall have received a closing certificate signed by the President of Borrower dated as of the date hereof stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower is on such date, in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (w) Borrowing Base. Agent shall have received evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Revolving Advances in the amount requested by Borrower on the Closing Date;

                  (x) Undrawn Availability. After giving effect to the initial Revolving Advances hereunder including, without limitation, for payment of transaction fees and expenses, Borrower shall have Undrawn Availability of at least $5,000,000;

                  (y) Environmental Matters. Agent and Lenders shall be satisfied that Borrower is in compliance with all pertinent federal, state and local regulations including, but not limited to, those with respect to EPA, the Nebraska Department of Environmental Quality, the Lincoln/Lancaster County Department of Health, OSHA and ERISA; and

                  (z) Appraisal. Agent shall have received appraisals of Borrower's Equipment and Real Property which shall be satisfactory in form and substance to Agent and, based upon 80% of orderly liquidation value of Equipment and 70% of fair market value of Real Estate, justify an advance of $5,925,000

                  (aa) Other. All other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

         8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by Borrower and contained in this Agreement and in each of the Other Documents, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any of the Other Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, subject to prior delivery, if appropriate, of amended Schedules 5.2(a), 5.2(b), 5.8(b),

51(c), 5.8(d) and 5.9 and the Questionnaire which shall be permitted to the extent that any condition, state of facts or event requiring the amendment of such schedule as contemplated by this Section 8.2(a) shall not otherwise be prohibited hereunder or constitute a breach of any other provision of this Agreement;

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such data and, in the case of the initial Advance, after giving effect to the consummation of the Transactions; provided, however, that Agent in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

                  (c) No Adverse Material Change. (i) Since December 31, 1997, there shall not have occurred any event, condition or state of facts which has or could reasonably be expected to have a Material Adverse Effect;

                  (d) Maximum Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under this Agreement; and

                  (e) Equipment Loans. As respects each Advance constituting an Equipment Loan in addition to satisfaction of each and every one of the foregoing conditions precedent, Agent shall have received no later than seven
(7) Business Days prior to Borrower's request for each such Advance an Equipment Cost Verification covering the Equipment Borrower desires to purchase with the proceeds of such Equipment Loan.

Each request and deemed request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

                         IX. INFORMATION AS TO BORROWER

         Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1 Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2 Schedules. Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules, (c) Inventory reports and (d) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition, Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do, whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's Mum to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3 Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7, with a certificate of Borrower signed by the President of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent that Borrower knows that it is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve compliance.

         9.4 Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

         9.5 Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code, could subject Borrower to a tax imposed by Section 4971 of the Internal Revenue Code;
(d) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness in excess of $500,000, including the names and addresses of the holders of such Indebtedness with respect to which them is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

         9.6 Government Receivables. Notify Agent immediately if any of its Receivables in excess of $ 100,000 arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7 Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year of Borrower commencing with the fiscal year ending December 31, 1998, financial statements of Borrower including, bin not limited to, statements of income and stockholders equity and cash flow from the beginning of such fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (provided that any of the Big Five accounting firms are hereby deemed satisfactory to Agent) (the "Accountants"). The report of the Accountants for each fiscal year of Borrower commencing with the fiscal year ending December 31, 1999 shall be accompanied by a statement of the Accountants certifying that (i) they have caused Article X and Sections 6.5, 6.6, 7.6 and 7.11 of this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions for the fiscal year reported thereon imposed by Sections 6.5, 6.6, 7.6 and 7.11. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11.

         9.8 Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6,
7.6 and 7.11.

         9.9 Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send to its stockholders.

         9.10 Additional Information. Furnish Agent with additional information as Agent shall reasonably request in order to enable Agent and Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrowers learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

         9.11 Projected Operating Budget. Furnish Agent, no less than thirty
(30) days after the beginning of each of Borrower's fiscal years commencing with fiscal year 2000, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an me statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrowers President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.12 Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from, budgets submitted by Borrower pursuant to Section 9.11 and in the case of each report delivered for the end of each fiscal quarter of Borrower a discussion and analysis by management with respect to such variances.

         9.13 Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

         9.14 ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, a taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred together


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
with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by either Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which either Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401 (a) of the Internal Revenue Code, together with copies of each such letter, (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated,
(b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.15 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement

                              X. EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1 failure by Borrower to pay any principal on the Obligations when due or to pay any interest on the Obligations within two (2) Business Days of the date when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment, or failure to pay any other Obligations within two (2) Business Days of the date when due;

         10.2 any representation or warranty made or deemed made by Borrower in this Agreement or any Other Documents or in any certificate, document or financial or other statement required to be furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3 issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed, bonded or lifted within thirty (30) days;


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
         10.4 failure or neglect of Borrower to observe or perform any agreement contained in Article IV, (other than Sections 4.7, 4.9 and 4.19), Article VI (other than Section 6.4) or Article VU of this Agreement; or

         10.5 failure or neglect of Borrower to observe or perform any other agreement contained in this Agreement or any Other Document (other than as provided in Section 10. 1 through Section 10.4), and such default shall continue unremedied for a period of 30 days; or

         10.6 failure by Borrower or any of its Subsidiaries to pay any principal on any Indebtedness (other then the Notes) or in the payment of any guarantee obligation of any Indebtedness, in either case, the aggregate principal amount of which exceeds $500,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee obligation was created; or (ii) failure by Borrower or any of its Subsidiaries to observe or perform my other agreement or condition relating to any such Indebtedness or guarantee obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or the occurrence of any other event or the existence of any other condition, the effect of which failure or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such guarantee obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due prior to its stated maturity or such guarantee obligation to become payable; or

         10.7 any judgment is rendered or judgment liens filed against Borrower for an amount in excess of $250,000 which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record;

         10.8 Borrower or any Subsidiary of Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) file any petition or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (as now or hereafter in effect), (iv) acquiesce to, or fail to have dismissed, within sixty
(60) days, any petition filed or any proceeding commenced against it under any such law or statute, (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.9 Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.10 any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest except for those Liens which cease to be perfected solely as a result of Agent's failure to file continuation statements for previously filed Uniform Commercial Code financing statements;


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
         10.11 any Change of Control;

         10.12 any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent;

         10.13 (i) any Governmental Body shall (A) revoke, terminate, suspend or materially adversely modify any license, permit, patent, trademark or tradename of Borrower which is necessary for the continuation of Borrower's business, or
(B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hewing on the renewal of any such license, permit, trademark, tradename or patent and the staff of such Governmental Body issues a report the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; or (ii) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agreement within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

         10.14 any portion of the Collateral shall be seized or taken by a Governmental Body;

         10.15 the operations of Borrower's manufacturing facility are interrupted at any time other than for the purpose of maintenance for a period not to exceed two (2) weeks, unless Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per them cash needs during such period is at least equal to its average per them cash needs for the consecutive three (3) month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than forty-five (45) days following the initial date of any such interruption; or

         10.16 an event or condition specified in Sections 7.16 or 9.14 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the reasonable opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lenders, would have a Material Adverse Effect.

                 XI. LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT

         11.1 Rights and Remedies. (a) Upon the occurrence of (i) an Event of Default pursuant to Section 10.8 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured or waived), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders


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
to make Advances. Upon the occurrence of any Event of Default (such default not having previously been cured or waived): (A) Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process; (B) Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral sod remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place; (C) with or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect, provided that except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification; (D) at any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower; and (E) in connection with the exercise of the foregoing remedies, Agent is granted permission to use (x) all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (y) Equipment for the purpose of completing the manufacture of unfinished goods.

                  (b) The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

         11.2 Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies granted hereunder or under any Other Document Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent' s or Lenders', rights hereunder.

         11.3 In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default (such default not having previously been cured or waived), Agent and such Lender shall have a right to apply any of Borrower's property held by Agent and such Lender to reduce the Obligations.


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
         11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

                      XII. WAIVERS AND JUDICIAL PROCEEDINGS

         12.1 Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of my description, except such as are expressly provided for herein.

         12.2 Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO TIES AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                      XIII. EFFECTIVE DATE AND TERMINATION

         13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December 30, 2003 (the "Maturity Date") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days, prior written notice (such actual termination date, the "Termination Date") upon payment in full of the Obligations; provided, however, Borrower shall pay to Agent, for the ratable benefit of Lenders, an early termination fee in an amount equal to (x) $420,000 ($470,000 if the Commitment Date has occurred) if the Termination Date occurs at any


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
time prior to the first anniversary of the Closing Date and (y) $210,000 ($235,000 if the Commitment Date has occurred) if the Termination Date occurs on or after the first anniversary of the Closing Date but prior to the date immediately preceding the second anniversary of the Closing Date.

         13.2 Termination. The termination of this Agreement shall not affect any of Borrower's, Agent's or any Lender's rights, or any of the obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, and Borrower waives any rights which it may have under Section 9-404(l) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, in each case, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full and all commitments to lend hereunder shall be terminated, or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

                             XIV. REGARDING AGENT

         14.1 Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter and Section 3.3) charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided however that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or


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in connection herewith, unless caused by their gross negligence (but not mere negligence) or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3 Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof Agent shall not be responsible to any Lender for any recitals, statements, information, representations or wan-antics herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or dead on the port of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


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
         14.4 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Loan Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence (but not mere negligence) or willful misconduct.

         14.8 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9 Delivery of Documents. To the extent Agent receives documents and information from Borrower pursuant to the terms of this Agreement, Agent will promptly finish such documents and information to Lenders.

         14.10 Borrower's Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

                                XV. MISCELLANEOUS

         15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lenders to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         15.2 Entire Understanding. (a)This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guaranties. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or


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
by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this
Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i) increase the Maximum Loan Amount or increase the Commitment Percentage of any Lender,

                           (ii) increase the Receivables Advance Rate in excess of 95%, increase the Antenna Inventory Advance Rate in excess of 60% or increase the Battery Advance Rate in excess of 50% (this provision shall apply to actions taken by Agent in accordance with
                                    Section 2. 1 (b));

                           (iii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee or principal payment payable by Borrower to Lenders pursuant to this Agreement;

                           (iv) alter the definition of the term Required Lenders or alter, amend or modify Section 2.5, Section 15.3(a) or this Section 15.2(b);

                           (v) release any Collateral during any calendar year having an aggregate value in excess of $500,000;

                           (vi)     change the rights and duties of Agent; or

                           (vii) voluntarily make any Revolving Advance if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and twenty percent (120%) of the Formula Amount. The foregoing limitation shall not apply to involuntary overadvances that may result from the limitations set forth in this Agreement that were unintentionally exceeded for reasons including, without limitation, Collateral believed to be eligible in fact being or becoming ineligible or the return of


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
                                    uncollected checks or other items applied to the reduction of the Advances or overadvances made to protect or preserve Collateral. The foregoing shall not be deemed to permit the making of any Revolving Advance if after giving effect thereto there would be a violation of Section 2.5.

         Any such supplemental agreement shall apply equally to each of Lenders and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of my waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         Notwithstanding the foregoing, Agent may voluntarily permit the Revolving Advances at any time to exceed the Formula Amount by not more than the lesser of (x) $ 1,000,000 or (y) 10% of the Formula Amount but Agent will not voluntarily permit the Revolving Advances to exceed such amount during any period consisting of more than thirty (30) consecutive days. For the purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time from the fact that the Formula Amount was * y exceeded (whether at the time of any Revolving Advance or at the time of the issuance of a Letter of Credit resulting in a Revolving Advance) for any reasons including, but not limited to, Collateral believed to be eligible in fact being or becoming ineligible or the return of uncollected checks or other items applied to the reduction of the Revolving Advances or overadvances made to protect or preserve Collateral. In the event that Agent involuntarily permits the Revolving Advances to exceed the Formula Amount by more than 10%, Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reasons for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances: and shall be decreased in accordance with the preceding sentence. The foregoing shall not be deemed to permit the making of any Revolving Advance if after giving effect thereto there would be a violation of Section 2.5.

         In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such Lender shall not respond or reply to Agent in writing within fifteen (15) Business Days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this
Section 15.2 in accordance with Section 15.6 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender together with any breakage costs for Eurodollar Loans, which interest and fees shall be paid when collected from Borrower In the event Agent elects to require any Lender to assign its interest to PNC or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

         15.3 Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Note and their respective successors and except the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hem-under to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may sell, assign or transfer all or any part of its rights under tins Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"); provided no bank or financial institution may become a Purchasing Lender unless it has assets in excess of $1,000,000,000. Any such assignment or transfer must be made in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided, however, that so long as PNC shall act as Agent hereunder, Agent shall not transfer or assign any part of its rights hereunder to the extent that its Commitment Percentage would be less than the Commitment Percentage of any other Lender after giving effect to such assignment or transfer. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Upon the Commitment Date, the Purchasing Lender which is becoming a Leader under this Agreement shall receive an assignment from PNC of a portion of PNC's Commitment Amount which, together with the $5,000,000 increase in the Maximum Loan Amount, shall equal the Commitment Amount of such Purchasing Lender. The Commitment Percentage of the Purchasing Lender shall be a percentage of the Maximum Loan Amount as of the Commitment Date subject to Section 2.15 hereof. Agent shall send a notice to Borrower and each Lender setting forth the revised Commitment Percentage of each Lender after giving effect to the increase in the Maximum Loan Amount.

                  (d) Agent, acting solely for this purpose as agent of Borrower, shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from, time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

         15.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         15.5 Indemnity. Borrower shall indemnify Agent (in such capacity and as Issuing Lender) and each Lender and each of their respective officers, directors, employees, and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

         15.6 Notice. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone - on to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been finished in writing by a party to the other by like notice:

         (A)      If to Agent or PNC at:   PNC Bank National Association
                                           201 East Fifth Street
                                           Cincinnati, Ohio 45201
                                           Attention: Michael Shover
                                           Telephone: (513) 651-7572
                                           Telecopier: (513) 651-7505


                  with a copy to:          Hahn & Hessen LLP
                                           350 Fifth Avenue
                                           New York, New York 10118
                                           Attention: Steven J. Seif, Esq.

                                           Telephone: (212) 946-0294
                                           Telecopier: (212) 594-7167


         (B) If to a Lender other than Agent, as specified on the signature pages hereof,

         (C)      If to Borrower, at:      Centurion International, Inc.
                                           3425 North 44th Street
                                           Lincoln, Nebraska 68504
                                           Attention: Gary Kuck
                                           Telephone: (402) 4674491
                                           Telecopier: (402) 4674528

                   with a copy to:         Cornerstone Equity Investors, L.L.C.
                                           717 Fifth Avenue
                                           Suite 1100
                                           New York, New York 10022
                                           Attention: Mark Rossi
                                                      Robert Getz
                                           Telephone: (212) 753-0901
                                           Telecopier: (212) 926-6798

                   and a copy to:          Kirkland & Ellis
                                           Citicorp Center
                                           153 East 53rd Street
                                           New York, New York 10022
                                           Attention: Frederick A. Tanne, Esq.
                                           Telephone: (212) 4464931
                                           Telecopier: (212) 4464900


         15.7 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         15.8 Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

         15.9 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         15.10 Consequential Damages. Neither Agent nor any agent or attorney for any of them shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to this Agreement and the transactions contemplated hereby.

         15.11 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         15.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         15.13 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         15.14 Confidentiality: Shared Information. (a) Agent, each Lender and each Transferee shall hold all confidential information that is non-public when obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (e) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; that
(i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (H) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

                   (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 15.14 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

         15.15 Publicity. Borrower hereby authorizes Agent to make appropriate announcements for the financial arrangement entered into among Borrower, Agent and Lenders including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its discretion deem appropriate.

         15.16 Survival. The obligations of Borrower under Sections 3.6, 3.7, 3.9, 3.10, 4.19(h), 14.7 and 15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         15.17 Migratory Merger. Notwithstanding anything contained herein to the contrary, Agent and each Lender hereby acknowledge and agree that Borrower may at any time, upon notice to Agent, consummate a migratory merger with a shell corporation pursuant to which Borrower would become a Delaware corporation.

                  Each of the parties has signed this Agreement as of the day and year first above written.

                                       CENTURION INTERNATIONAL, INC.,

                                       as Borrower

                                       By:  /s/ Gary L. Kuck
                                          Name:   Gary L. Kuck
                                          Title:  President

                                       PNC BANK NATIONAL ASSOCIATION,

                                       as Lender and as Agent
                                       By:/s/ Craig Stillwagon
                                          Name: Craig Stillwagon
                                          Title: Vice President

                                       201 E. Fifth Street
                                       P. 0. Box 1198
                                       Cincinnati, Ohio  45201

                                       Commitment Percentage: 64.2857%
                                       Commitment Amount: $27,000,000

                                       IBJ SCHRODER BUSINESS CREDIT
                                       CORPORATION, as Lender

                                       By: /s/ Peter Donahue
                                           Name: Peter Donahue
                                           Title: Vice President

                                       One State Street
                                       New York, New York  10004

                                       Commitment Percentage: 35.7143%
                                       Commitment Amount: $15,000,000

STATE OF Nebraska              )
                               ) ss.
COUNTY OF Lancaster            )

     On this 31st day of December, 1998, before me personally came Gary Kuck to me known, who, being by me duly sworn, did depose and say that he is the President of Centurion International, the corporation described in and which executed the foregoing instrument and that he was duly authorized to sign his name thereto.

                                       /s/ Dennis J. Hellbusch
                                       Notary Public

STATE OF New York          )
                           ) ss.
COUNTY OF New York         )

     On this 31st day of December, 1998, before me personally came Peter Donahue to me known, who, being by me duly sworn, did depose and say that he is the Vice President of IBJ Schroder Business Credit Corporation, the corporation described in and which executed the foregoing instrument and that he was duly authorized to sign his name thereto.


                                       /s/ Daphne E. Schmitt
                                       Notary Public

STATE OF New York          )
                           ) ss.
COUNTY OF New York         )

     On this 31st day of December, 1998, before me personally came Craig Stillwagon to me known, who, being by me duly sworn, did depose and say that he is the Vice President of PNC Bank National Association, the bank described in and which executed the foregoing instrument and that he was duly authorized to sign his name thereto.

                                       /s/ Daphne E. Schmitt
                                       Notary Public


                                       94